Exhibit 10.26

ELEVENTH AMENDMENT
TO LOAN AND SECURITY AGREEMENT

This Eleventh Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of April 6, 2012, by and between COMERICA BANK (“Bank”) and LEGALZOOM.COM, INC., a Delaware corporation (“Borrower”).

RECITALS

A.                                    Borrower and Bank are parties to that certain Loan and Security Agreement dated as of October 31, 2008, as amended from time to time including by that certain First Amendment to Loan and Security Agreement dated as of February 24, 2009, that certain Second Amendment to Loan and Security Agreement dated as of March 6, 2009, that certain Third Amendment to Loan and Security. Agreement dated as of July 7, 2009, that certain Fourth Amendment to Loan and Security Agreement dated as of July 27, 2009, that certain Fifth Amendment to Loan and Security Agreement dated as of January 8, 2010, that certain Sixth Amendment and Waiver to Loan and Security Agreement dated as of October 29, 2010, that certain Seventh Amendment to Loan and Security Agreement dated as of March 1, 2011, that certain Eighth Amendment to Loan and Security Agreement dated as of May 17, 2011, that certain Ninth Amendment to Loan and Security Agreement dated as of July 20, 2011 and that certain Tenth Amendment to Loan and Security Agreement dated as of December 9, 2011 (collectively, the “Agreement”).

B.                                    Borrower has requested that Bank amend the Agreement as provided herein. Subject to and on the terms and conditions set forth herein, Bank is willing to amend the Agreement in accordance with the terms of this Amendment, provided that the conditions set forth herein are satisfied, and all security interests and liens under the Loan Documents shall continue to exist and remain in full force and effect.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.                                      Section 1.1 of the Agreement is hereby amended by amending and restating clause (j) of the definition of “Permitted investments” in its entirety to read as follows:

“(j)                              Investments consisting of deposits made in the ordinary course of business and consistent with past practice: (i) with secretaries of state, the United States Patent and Trademark Office and the United States Copyright Office, in an aggregate amount that at no time exceeds One Million Two Hundred Fifty Thousand Dollars ($1,250,000), to enable automatic debt of filing fees incurred on behalf of Borrower’s customers in the ordinary course of business, and (ii) with payroll processing services who are not Affiliates of Borrower, to cover payment of current period payroll obligations.”

2.                                      No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

3.                                      Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement, and specifically ratifies and confirms the pledge of equity interests in each of its Subsidiaries. Borrower hereby further affirms its absolute and unconditional promise to pay to Bank the Advances, other Credit Extensions all other amounts due under the Letters of Credit and the other Loan Documents (including, without limitation, the Obligations), at the times and in the amounts provided for therein. Borrower confirms and agrees that the obligations of Borrower to Bank under the Agreement as supplemented hereby are secured by and entitled to the benefits of the Loan Documents. The parties agree that this Amendment shall be deemed to be one of the Loan Documents under the Agreement. Nothing in this Amendment shall constitute a satisfaction of Borrower’s Obligations.

4.                                      In order to induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1                               The representations and warranties contained in the Agreement and the other Loan Documents were true and correct in all material respects when made and continue to be true and correct in all material respects as of the date of this Amendment, except to the extent that such representations and warranties relate expressly to an earlier date only, in which case, they remain true and correct in all material respects as of such earlier date.

4.2                               Both before and immediately after giving effect to this Amendment and the other transactions contemplated hereby, no Event of Default, or other event or circumstance that with the giving of notice or the passage of time could become an Event of Default, has occurred and is continuing.

4.3                               The execution, delivery, and performance by Borrower of this Amendment and the other documents, instruments and agreements to which Borrower is a party delivered or to be delivered to Bank in connection herewith (i) are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action on the part of Borrower, (ii) do not require any governmental or third party consents, except those which have been duly obtained and are in full force and effect, (iii) do not and will not conflict with any requirement of law, Borrower’s or any Guarantor’s articles or certificate of incorporation, bylaws, operating agreement, partnership agreement, minutes or resolutions, (iv) after giving effect to this Amendment, do not result in any breach of or constitute a default under any agreement or instrument to which Borrower, any Guarantor or any of their respective Subsidiaries is a party or by which they or any of their respective properties are bound, and (v) do not result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon any of the assets or properties of Borrower or any Guarantor, other than those in favor of Bank.

4.4                               This Amendment and the other instruments and agreements delivered or to be delivered to Bank in connection herewith have been duly executed and delivered by Borrower and constitutes the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent that (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors, (ii) enforcement may be subject to general principles of equity, and (iii) the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceedings for such remedies may be brought.

5.                                      As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)                                 this Amendment, duly executed by Borrower;

(b)                                 affirmations of guaranty and security agreements duly executed by each of CREATING WILL.COM, LLC, a Delaware limited liability company, LEGALZOOM.COM TEXAS, LLC, a Texas limited liability company, LZ FINANCIAL SERVICES LLC, a Delaware limited liability company, UNITED STATES CORPORATION AGENTS, INC., a California corporation, UNITED STATES CORPORATION AGENTS, INC., a Nevada corporation, and UNITED STATES CORPORATION AGENTS, INC., a Maryland corporation;

(c)                                  an amount equal to all Bank Expenses incurred through the date of this Amendment, which amounts may be debited from any of Borrower’s accounts with Bank; and

(d)                                 such other documents, instruments and certificates, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

6.                                      This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

LEGALZOOM.COM, INC

By:	/s/ Fred J. Krupica

Title:	CFO

comerica bank

By:	/s/ Paula J. Howell

Title:	SVP

[Signature Page to Eleventh Amendment to Loan and Security Agreement]